SCHEDULE 14C
                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

      Check the appropriate box:

      |_|   Preliminary information statement     |_|   Confidential, for use of
                                                        the Commission only
      |X|   Definitive information statement            (as permitted by Rule
                                                        14c-5(d)(2))

                             Cardinal Minerals, Inc.
                             -----------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

      |X|   No fee required.

      |_| Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

            N/A
            --------------------------------------------------------------------

      (2)   Aggregate number of securities to which transactions applies:

            N/A
            --------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            N/A
            --------------------------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:

            N/A
            --------------------------------------------------------------------

      (5)   Total fee paid:

            N/A
            --------------------------------------------------------------------

      |_|   Fee paid previously with preliminary materials.

      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount previously paid:

            --------------------------------------------------------------------

      (2)   Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------

      (3)   Filing Party:

            --------------------------------------------------------------------

      (4)   Date Filed:

            --------------------------------------------------------------------

                             CARDINAL MINERALS, INC.
                         2950 E. Flamingo Road, Suite B
                             Las Vegas, Nevada 89121

To the Holders of Common Stock of
Cardinal Minerals, Inc.

      Cardinal Minerals, Inc., a Nevada corporation ("company"), has obtained a written consent from stockholders holding a majority of the outstanding common stock as of November 2, 2004, approving a change in the name of the company to "Universal Food and Beverage Company ("Name Change") and a reverse split of the common stock at the rate of one share for every 10 shares of common stock currently outstanding, rounding up for fractional shares ("Reverse Split"). Details of the Name Change and Reverse Split and other important information are set forth in the accompanying Information Statement. The Board of Directors of the company has unanimously approved the Name Change and Reverse Split. Under
Section 78.320 of the Nevada General Corporation Law, action by stockholders may be taken without a meeting, without prior notice, by written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize the action at a meeting at which all shares entitled to vote thereon were present and voted. On that basis, the stockholders holding a majority of the outstanding shares of common stock approved the Name Change and Reverse Split. No other vote or stockholder action is required. You are hereby being provided with notice of the approval of the Name Change and Reverse Split by less than unanimous written consent of the stockholders of the company.

      WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                          By Order of the Board of Directors



                                          Roland Vetter,
                                          President

Las Vegas,
Nevada

January 13, 2005

                             CARDINAL MINERALS, INC.

                   -------------------------------------------

                              INFORMATION STATEMENT

                   -------------------------------------------

                CONCERNING CORPORATE ACTION AUTHORIZED BY WRITTEN
                    CONSENT OF STOCKHOLDERS OWNING A MAJORITY
               OF SHARES OF CAPITAL STOCK ENTITLED TO VOTE THEREON

                   -------------------------------------------

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

                   -------------------------------------------

      This Information Statement is being furnished to the stockholders of Cardinal Minerals, Inc., a Nevada corporation ("we," "us" or "company"), to advise them of the corporate action described herein, which has been authorized by the board of directors ("Board") and by a written consent of stockholders beneficially and directly owning a majority of the outstanding voting securities of the company entitled to vote thereon. This action is being taken in accordance with the requirements of the general corporation law of the State of Nevada ("NGCL").

      The Board has determined that the close of business on November 2, 2004 was the record date ("Record Date") for the stockholders entitled to notice about the proposal authorizing the change in the name of the company from "Cardinal Minerals, Inc." to "Universal Food and Beverage Company" ("Name Change") and a reverse split of the common stock at the rate of one share of common stock for every ten shares of currently outstanding, rounding up for fractional shares ("Name Change").

      On November 2, 2004, the Board approved the Name Change and Reverse Split and authorized the company's officers to obtain written consents from the holders of a majority of the outstanding voting securities of the company to approve the Name Change and the Reverse Split. Under Section 78.320 of the NGCL, any action required or permitted by the NGCL to be taken at an annual or special meeting of stockholders of a Nevada corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the approval of the Name Change and Reverse Split must be given to those stockholders who have not consented in writing to the action and who, if the action had been taken at a meeting, would otherwise have been entitled to notice of the meeting.

      On November 2, 2004, three stockholders who were the beneficial and direct owners of record of 12,253,406 shares of the company's common stock, representing approximately 50.16% of the outstanding voting securities of the company, executed and delivered to the Board's written consents authorizing and approving the Name Change and the Reverse Split. Accordingly, no vote or further action of the stockholders of the company is required to approve the Name Change or the Reverse Split. You are hereby being provided with notice of the approval of the Name Change and the Reverse Split by less than unanimous written consent of the stockholders of the company.

      The executive offices of the company are located at 2950 E. Flaming Road, Suite B, Las Vegas, Nevada 89121 and its telephone number is (800) 537-4099.

      This information statement is first being mailed to stockholders on or about January 13, 2005 and is being furnished for informational purposes only.

                                VOTING SECURITIES

      The company only has issued and outstanding common stock eligible to vote at the time of the shareholder action. The previously issued and outstanding Series C preferred stock was converted prior to the shareholder action. As of the Record Date, there were 24,426,092 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote on all matters submitted to the holders of common stock for their approval. The consent of the holders of a majority of all of the company's outstanding common stock was necessary to authorize the Name Change and the Reverse Split.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table and accompanying footnotes set forth certain information as of the Record Date with respect to the stock ownership of (i) those persons known to the company to beneficially own more than 5% of the company's common stock, (ii) each director of the company, (iii) each executive officer of the company and (iv) all directors and executive officers of the company as a group. The information in the table below does not reflect the Reverse Split. Amount and Nature of Percent of Outstanding

Name and Address of Beneficial Owner     Beneficial Ownership*     Shares
------------------------------------     --------------------      ------
Roland Vetter - CFO and President                292,758            1.2%
Carol O'Shea - Treasurer                         156,667            0.6%
Dana Hansen - Director                            83,334            0.3%
Milton Datsopoulos - Director                    370,834            1.5%
Richard Bullock                                4,920,152           20.1%
EH&P Investments AG                            1,500,000            6.1%
Paramount Trading company Inc.                 1,500,000            6.1%
Ken Swaisland(1)                               6,783,254           27.7%
The Nimach Trust                               1,560,557            6.4%
All executive officers and
directors as a group (four persons)              903,593            3.7%

-------------------

* Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock issuable upon the exercise of options or warrants currently exercisable or convertible within 60 days, are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person.

**    Less than 0.1%.

(1) 1,000,000 of the shares beneficially owned by Mr. Swaisland are registered in the name of Avion Holdings Inc., a company controlled by Mr. Swaisland. 659,920 of the shares beneficially owned by Mr. Swaisland are registered in the name of Samarac Corporation Ltd., a company controlled by Mr. Swaisland, who holds 2,456,667 shares directly in his name. An additional 2,666,667 shares are registered in the name of Jacqueline Swaisland, Mr. Swaisland's wife.

      As of the Record Date, there were no outstanding options or warrants to purchase shares of common stock issued by the company.

                        DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth information concerning the current directors and executive officers of the company and their ages and positions. Each director holds office until the next annual stockholders' meeting and thereafter until the individual's successor is elected and qualified. Officers serve at the pleasure of the board of directors. These officers and directors will change at the time of the consummation of the acquisition of Universal Food and Beverage Company, a Delaware corporation.

Name                         Age                            Position
----                         ---                            --------
Roland Vetter                52               President, Chief Financial Officer
                                              and Director
Milton Datsopoulos           65               Director
Dana Hansen                  45               Director
Carol O'Shea                 47               Treasurer

      Roland Vetter, President, CFO and Director - Mr. Vetter is a Member of both the Canadian and South African Institute of Chartered Accountants who attended the University of the Witwatersrand in South Africa, where he obtained his Bachelor of Commerce and Bachelor of Accounting degrees. Mr. Vetter was the former Director of Group Financial Services for the Zimco Group, part of the New Mining Business Division of Anglo American Corporation (South Africa's largest conglomerate) and former Chairman of the Anglo American Audit Liaison Committee. Zimco comprised twelve distinct operations involved in mining and manufacturing with a turnover of $300 million per annum and net earnings of $10 million per annum. Since 1989, Mr. Vetter has held positions as the CFO and VP Finance & Admin. for Xenex Innovations Canada Ltd., listed on the TSX Venture Exchange, involved in the commercialization of new technology and more recently as the CEO and COO of Olim Software Development Co. and Milo 1 Software Solutions Ltd. and as a director of Dasek Securities Ltd. Olim had expertise in creating integrated web-databases and e-commerce solutions in the form of Oracle custom-built trading systems; Milo 1 provided Network security solutions for small to mid-sized operations; and Dasek is a Bermuda based internet security and database development company concentrating on network security and web application solutions development for the media relations departments of law enforcement, government and public company clients.

      Milton Datsopoulos, Director - Mr. Datsopoulos attended the University of Montana and earned a Bachelor of Arts degree with high honors in 1962 and a law degree with honors in 1965. In 1974, he and Ron MacDonald formed a general practice law firm now known as Datsopoulos, MacDonald & Lind, P.C., a multi-disciplinary firm of eleven attorneys with specialists in criminal, environmental, personal injury, business, railroad and family law. Mr. Datsopoulos is also involved with several local charitable organizations and youth causes, and is also a strong supporter of the University of Montana and is active in local and national politics. Mr. Datsopoulos is a member of the Montana Trial Lawyers Association (a former President and long time Director), the American Bar Association and the Association of Trial Lawyers of America.

      Dana Hansen, Director - Mr. Hansen graduated Cum Laude with a Masters Degree in Organizational Behavior with a minor degree in Japanese from Brigham Young University. He has over 15 years of experience in the site selection, development, re-merchandising and leasing of approximately 15,000,000 square feet of super-regional malls and high-end specialty lifestyle centers in the United States. Mr. Hansen was formerly a Senior Vice President of leasing for Urban Shopping Centers, one of the largest REITs in the industry, based in Chicago. Additionally, he headed up the leasing and consulting for Urban's contract with the King Fahad Foundation of Rihyad, Saudi Arabia, a $400,000,000 mixed use project located in Saudi Arabia. He is currently President of the Aspen Grove Business Improvement District in Littleton, Colorado (an $11,000,000 special improvement district dedicated to the development of a 600,000 square foot mixed use project), a partner with Poag and McEwen Lifestyle Centers (the industry's largest developer of specialty, lifestyle shopping centers), and is President of the Family Time Foundation in Denver, a non profit corporation seeking to strengthen families. Mr. Hansen was one of three "Father of the Year" nominees in Illinois (1999) and is a volunteer in various civic, religious and arts programs in the Denver area.

      Carol O'Shea - Ms. O'Shea has been in the accounting field for the past twenty-nine years, first working with the Department of Social Services in England, then after immigrating to Canada, as a controller and accounts manager for an automotive dealership, travel agencies, building and construction contractors and on behalf of several U.S. and Canadian publicly listed companies.

Board of Directors' Meetings and Committees

      During the fiscal years ending December 31, 2002 and 2003, the Board acted by unanimous consent on several occasions. The Board has acted by unanimous consent in fiscal year 2004. Our entire board participated in each action.

Audit Committee

      We do not have an Audit Committee, our board of directors during 2003, performed some of the same functions of an Audit Committee, such as: recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls. The company does not currently have a written audit committee charter or similar document.

Code of Ethics

      A code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

      o Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

      o Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the Securities and Exchange Commission and in other public communications made by an issuer;

      o     Compliance with applicable governmental laws, rules and regulations;

      o The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

      o     Accountability for adherence to the code.

      We have not adopted a corporate code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our decision to not adopt such a code of ethics results from our having only three officers and three directors operating as the management for the company in 2003 and 2004. We believe that as a result of the limited interaction which occurs having such a small management structure for the company eliminates the current need for such a code, in that violations of such a code.

Nominating Committee

      We do not have a nominating committee or nominating committee charter. The Board performed some of the functions associated with a nominating committee. We have elected not to have a nominating committee at this time, however, the Board intends to continually evaluate the need for a nominating committee.

Director Compensation

      Persons who are directors and director - employees are not currently compensated for their services as a director. There is no plan in place for compensation of persons who are directors who are not employees, but it is expected that in the future we will create a remuneration and reimbursement plan.

Compliance with Section 16(a) of the Exchange Act

      Section 16(a) of the Securities Exchange Act of 1934 requires the company's directors and executive officers and persons who own more then 10% of the common sock of the company to file with the SEC reports of ownership and reports of changes in ownership of common stock and other equity securities of the company. Based on its review of the reports that it has received and written representations from the company's officer and directors, all reports of their ownership of shares of common stock in the company have been filed on a timely basis.

Stock Option Plan

      Officers (including officers who are members of the board of directors), directors (other than members of the stock option committee to be established to administer the stock option plan and the directors' plan) and other employees and consultants and its subsidiaries (if established) will be eligible to receive options under the planned stock option plan. The committee will administer the stock option plan and will determine those persons to whom options will be granted, the number of options to be granted, the provisions applicable to each grant and the time periods during which the options may be exercised. No options may be granted more than ten years after the date of the adoption of the stock option plan.

      Non-qualified stock options will be granted by the committee with an option price equal to the fair market value of the shares of common stock to which the non-qualified stock option relates on the date of grant. The committee may, in its discretion, determine to price the non-qualified option at a different price. In no event may the option price with respect to an incentive stock option granted under the stock option plan be less than the fair market value of such common stock to which the incentive stock option relates on the date the incentive stock option is granted.

      Each option granted under the stock option plan will be exercisable for a term of not more than ten years after the date of grant. Certain other restrictions will apply in connection with this plan when some awards may be exercised. In the event of a change of control (as defined in the stock option plan), the date on which all options outstanding under the stock option plan may first be exercised will be accelerated. Generally, all options terminate 90 days after a change of control.

Option Grants

      The board of directors adopted a 2002/2003 stock option plan pursuant to which incentive stock options or nonstatutory stock options to purchase up to 3,000,000 shares of common stock may be granted to employees, directors and consultants. Currently, there are no stock options or other awards outstanding under the plan, all of which were cancelled.

Termination of Employment

      There are no compensatory plans or arrangements, including payments to be received from the company, with respect to any person associated with the company which would in any way result in payments to any such person because of his resignation, retirement, or other termination of such person's employment with the company or its subsidiaries, or any change in control of the company, or a change in the person's responsibilities following a change in control of the company.

Executive Compensation

      The following table sets forth the cash compensation of the company's executive officers and directors during of the years 2001, 2002 and 2003. The remuneration described in the table represents compensation received from Hesperia Trust and does not include the cost to the company of benefits furnished to the named executive officers, including premiums for health insurance and other benefits provided to such individual that are extended in connection with the conduct of the company's business. The value of such benefits cannot be precisely determined, but the executive officers named below did not receive other compensation in excess of the lesser of $50,000 or 10% of such officer's cash compensation.

      Summary Compensation Table (Pre-consolidation)

                                                                                                       Long Term
                                                          Annual Compensation                         Compensation
                                           ---------------------------------------------------    ---------------------

                                                                   Other Annual
Name and                                                           Compensation     Restricted
Principal Position            Year         Salary      Bonus       (Consulting)       Stock       Options      Others
------------------            ----         ------      -----       ------------       -----       -------      ------
Roland Vetter              2003    (1)          0     $25,000           $67,000      678,273            0           0
President, CFO             2002    (2)          0           0           $20,000      200,000            0           0
                           2001                 0           0                 0            0            0           0
Andrew Schwab              2003    (3)          0     $25,000           $80,000    1,150,000            0           0
Secretary and              2002    (4)          0           0           $88,000      500,000            0           0
Director                   2001    (5)                      0           $60,000            0            0           0
Carol O'Shea               2003    (6)          0     $25,000           $22,000      470,000       50,000           0
Treasurer                  2002    (7)          0           0           $30,000            0            0           0
                           2001    (8)          0           0            $6,394            0       15,000           0
Dana Hansen                2003    (9)                $25,000                 0      250,000      150,000           0
Director                   2002                             0                 0            0            0           0
                           2001                             0                 0            0            0           0
Milton Datsopoulos         2003   (10)                $50,000                 0    1,012,500      150,000           0
Director                   2002                             0                 0            0            0           0
                           2001                             0                 0            0            0           0

1. Our company entered into a consulting agreement with Mr. Vetter, our President and CFO, on April 30, 2003 for a period of 12 months at a rate of $7,000 per month. During 2003, Mr. Vetter was awarded a bonus of $25,000 which was included within a debt settlement agreement which issued to Mr. Vetter 678,273 common shares (pre-consolidation) at $0.10 per share in settlement of an aggregate debt of $67,827.33.

2. Mr. Vetter provided consulting services to our company in 2002 valued at $20,000 and paid for through the issuance of 200,000 shares
      (pre-consolidation) at $0.10 per share.

3. Mr. Schwab resigned for personal reasons as an Officer and Director of our company on July 13, 2004 and previously had been paid pursuant to a consulting agreement dated April 24, 2002, between our company and A. Schwab & Associates Inc., ("AS&A") a company owned by Mr. Schwab, for an aggregate fee of $8,000 per month of which $4,000 per month was to be deferred, until April, 2003, whereupon the rate was reduced to $6000 per month. AS&A was awarded a bonus of $25,000 which was included within the consulting fee in a debt settlement agreement which issued to AS&A 1,150,000 common shares (pre-consolidation) at $0.10 per share in settlement of an aggregate debt of $115,000.

4. Mr. Schwab was paid pursuant to a consulting agreement dated April 24, 2002, between our company and AS&A for an aggregate fee of $8,000 per month of which $50,000 was included within a debt settlement agreement for 500,000 common shares (pre-consolidation) at $0.10 per share.

5. Mr. Schwab was paid pursuant to a consulting agreement dated April 23, 2001, between our company and AS&A for a fee of $4,000 per month. On September 24, 2001, the consulting agreement was amended to increase the fees payable to $5,000 per month..

6. Ms. O'Shea, our Treasurer, is paid the approximate sum of $1,500 per month. Ms. O'Shea was awarded a bonus during 2003 of $25,000 which together with her consulting fee, was included within a debt settlement agreement in exchange for 470,000 common shares (pre-consolidation) at $0.10 per share. On January 20, 2003, Ms. O'Shea was granted options to purchase 50,000 common shares (pre-consolidation) in the capital of our company. The options vest six months from the date of grant, are exercisable at a price of $0.50 (pre-consolidation) per share and expire on January 19, 2006. The options have been cancelled.

7. Ms. O'Shea received the approximate sum of $2,500 per month as the company's bookkeeper and Treasurer during 2002.

8. Ms. O'Shea received $6,394 in respect of bookkeeping services for our company and on September 24, 2001, Ms. O'Shea was granted options to purchase 15,000 common shares (pre-consolidation) in the capital of our company. The options vest six months from the date of grant, are exercisable at a price of $1.70 per share (pre-consolidation) and expire on September 24, 2006. The options have been cancelled.

9. Mr. Hansen received a bonus of $25,000 during 2003 which was included within a debt settlement agreement which then issued to Mr. Hansen 250,000 common shares (pre-consolidation) at $0.10 per share. On January 20, 2003, Mr. Hansen was granted options to purchase 150,000 common shares (pre-consolidation) in the capital of our company. The options vest six months from the date of grant, are exercisable at a price of $0.50 (pre-consolidation) per share and expire on January 19, 2006. The options have been cancelled.

10. Mr. Datsopoulos received a bonus of $50,000 during 2003 and in addition, was repaid for cash loans he had advanced to the company in the aggregate amount of $51,250. which was included within a debt settlement agreement which then issued to Mr. Datsopoulos 1,012,500 common shares (pre-consolidation) at $0.10 per share. On January 20, 2003, Mr. Datsopoulos was granted options to purchase 150,000 common shares (pre-consolidation) in the capital of our company. The options vest six months from the date of grant, are exercisable at a price of $0.50 (pre-consolidation) per share and expire on January 19, 2006. The options have been cancelled.

          EXECUTIVE OFFICER/DIRECTOR OPTION GRANTS IN LAST FISCAL YEAR*

                                     Number of          Percent of total
                                    securities           options granted       Exercise or
                                underlying options       to employees in       base price
Name                                  granted              fiscal year          ($/Share)          Expiration Date
----------------------------    --------------------    ------------------    --------------     --------------------
Milton Datsopoulos                    150,000                   20.0%             $0.50           January 19, 2006
Dana Hansen                           150,000                   20.0%             $0.50           January 19, 2006
Carol O'Shea                           50,000                    6.6%             $0.50           January 19, 2006
Andrew Schwab**                       400,000                   53.3%             $0.50                Expired

------------------------------------

*     All options have been cancelled by agreement with the option holder.
**    Mr. Schwab resigned as an Officer and Director on July 13, 2004.

                       AGGREGATED OPTION EXERCISES IN LAST
                  FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                              Number of
                                                                             Securities
                                                                             underlying               Value of
                                                                             unexercised             unexercised
                            Shares acquired on                            options at fiscal       options at fiscal
Name                           exercise (#)        Value Realized ($)         year-end                year-end
-----------------------    ---------------------   -------------------   --------------------    --------------------
Nil                                Nil                    Nil                    Nil                     Nil

Compensation Committee

      We currently do not have a compensation committee of the board of directors. Until a formal committee is established, our entire board of directors will review all forms of compensation provided to our executive officers, directors, consultants and employees including stock compensation and loans.

Certain Relationships and Related Transactions

      On January 9, 2002, the Board approved the conversion of a loan of $1,554,562 from Mr. Bullock, a significant shareholder of the company, into 1,554,562 Series C convertible preferred shares with a stated value of $1.00 per share. The Series C preferred stock have no voting rights and receive no dividends. On December 28, 2003, an agreement was reached with Mr. Bullock to issue that number of common shares at a ratio of two shares of common stock of the company for each one Series C preferred share, post the one for three outstanding reverse split that was effected in December 2003. These shares of common stock have been issued. They will be subject to the Reverse Split discussed herein.

      On December 23, 2003, the company issued 1,877,694 shares of common stock to Mr. Bullock to settle loans and interest in the amount of $563,308. This transaction was unrelated to the agreement to issue the Series C preferred stock.

      In the accounts payable amounts reflected on the June 30, 2004 financial statements are accounts in the amount of $130,338 payable to private companies controlled by Ken Swaisland, a significant shareholder, by Roland Vetter, our President, by Carol O'Shea, our Treasurer and by Andrew Schwab, a former director of the company. Accounts payable to private companies controlled by Mr. Swaisland in the fiscal years ended December 31, 2002 and December 31, 2003 were $126,102 and $5,000, respectively. Accounts payable to all of the officers and directors of the company in the fiscal years needed December 31, 2002 and 2003 were $94,298 and $12,724, respectively.

      The company has been billed an aggregate of $95,000 for the six months ended June 30, 2004 (June 30, 2003 - $132,750) by Ken Swaisland and by officers, directors and private companies controlled by them for administrative, management and consulting fees.

      On January 26, 2004, we executed an Assignment of Purchase Option Agreement with Ken Swaisland, a majority stockholder of the company, for an option to purchase all the assets of Hunter Gold Mining Inc. and Hunter Gold Mining Corporation, including the Bates-Hunter Mine and the Golden Gilpin Mill (collectively the "Bates-Hunter Mine"), including a dewatering plan, mining properties, claims, permits and all ancillary equipment free and clear of any and all financial liens or encumbrances, for a fixed price of $3,000,000 and 1% net smelter royalty payable to Goldrush Casino and Mining Corporation. Mr. Swaisland was to receive $30,000 on signing the assignment and conditional upon closing the acquisition, a 2% net smelter return royalty and 2,000,000 share purchase warrants at a price equal to the 10 day trading average immediately prior to the formal closing of the acquisition. On July 26, 2004, the company announced that it was unable to finance the work programs as required within the terms of the option agreement to purchase the Bates-Hunter Mine, and returned the option to Mr. Swaisland. The $30,000 signing fee and related expenses were forgiven by Mr. Swaisland.

                                   NAME CHANGE

      On November 2, 2004, the Board authorized a change in our corporate name to "Universal Food and Beverage Company" and thereafter an amendment to Article 1 of the company's Articles of Incorporation. A form of certificate of amendment to our articles of incorporation is attached to this Information Statement as Exhibit A.

      On November 2, 2004, stockholders holding an aggregate of 12,253,406 shares of common stock, representing approximately 50.16% of the outstanding voting securities of the company, executed and delivered to the Board written consents authorizing and approving the Name Change.

      Because the Name Change is contingent on the consummation of the acquisition of Universal Food and Beverage Company, a Delaware corporation, the resolutions of the Board and the majority shareholders provides that if in the discretion of the Board, for any reason, they are not required to file the documentation to effect the corporate change of name. If the acquisition of the Delaware corporation is not consummated, there will be no change of corporate name at that time.

      In the judgment of the Board, the change of our corporate name is desirable to more correctly reflect our future business operations after the proposed acquisition of a subsidiary with the same name and operating in the beverage industry segment of bottling and selling water.

                          REVERSE SPLIT OF COMMON STOCK

      On November 2, 2004, the Board authorized the Reverse Split by a diminution in the number of shares of outstanding common stock at the rate of one share for every 10 shares of common stock then outstanding. A form of certificate of amendment to our articles of incorporation is attached to this Information Statement as Exhibit A.

      On November 2, 2004, stockholders holding an aggregate of 12,253,406 shares of common stock, representing approximately 50.16% of the outstanding voting securities of the company, executed and delivered to the Board written consents authorizing and approving the Reverse Split.

      Under Nevada law, the action to reverse split the common stock applies only to the outstanding shares of common stock and does not change the number of authorized shares of capital stock. Therefore, after the Reverse Split, the Board will have the authority to issue up to 100,000,000 shares of common stock, $.01 par value, and 25,000,000 shares of preferred stock, $.01 par value, which are the amounts of capital stock authorized by its current certificate of incorporation. After the Reverse Split, there will be approximately 2,442,610 shares outstanding, without taking into account any additional shares necessary for eliminating fractional shares caused by the rounding up and certain conversions of debt to occur during the next month prior to the effective date of the Reverse Split. The common stock does not have any pre-emptive rights. None of the rights of the common stock are being changed as a result of the Capital Change, and therefore the rights of the stockholders will remain unchanged, including the right of one vote for each share of common stock in any action requiring a vote of the holders of common stock, liquidation rights after any preference shares, and dividends when and if declared by the Board.

      Stockholders will not be required to exchange outstanding stock certificates for new certificates in connection with the Reverse Split. If any fractional shares result from the reverse split, on the basis of the aggregate number of shares held by a stockholder, the fractional share will be rounded up to the next whole share. Stockholders do not have any dissenter or appraisal rights in connection with the Reverse Split.

      The Reverse Split is a condition to the Share Purchase Agreement and Plan of Reorganization among the company and Universal Food and Beverage Company, a Delaware corporation, and the stockholders of Universal Food and Beverage Company upon their joinder to the acquisition agreement. In the judgment of the Board this provision requiring the change in the outstanding capitalization is desirable to consolidate the outstanding float, and to afford the company the opportunity to consummate an acquisition of an operating company. There can be no assurance, however, that we will consummate the transaction because the acquisition is subject to a number of conditions and other requirements of both parties.

      If the acquisition is consummated, the Board will issue up to 33,049,666 of its shares of common stock for the issued and outstanding shares of common stock of Delaware company, and assume the obligation to issue up to an additional 13,666,866 shares under options and warrants that will convert into options and warrants of the company by their terms. Our current capitalization, even without the reverse split, is sufficient for the Board to consummate the acquisition without the approval of stockholders. Therefore, there is no requirement to obtain such approval and none has been sought, and therefore certain disclosure about the company to be acquired is not required to be given at this time. Upon consummation of the acquisition, if it occurs, we will file a Form 8-K Current Report disclosure various facts about the acquired company, the final issuances by the Board of its common stock and consolidated financial statements and pro forma statements resulting from the acquisition.

                              AVAILABLE INFORMATION

      Please read all the sections of the Information Statement carefully. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). These reports, proxy statements and other information filed by us with the SEC may be inspected without charge at the public reference section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Copies of this material also may be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these materials may be obtained from the SEC's website at http://www.sec.gov.

                    INCORPORATION OF INFORMATION BY REFERENCE

         The following documents, which are on file with the Commission (Exchange Act File No. 000-32517) are incorporated in this Information Statement by reference and made a part hereof:

      (i) Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 2003.

      (ii) Quarterly Reports on Form 10-QSB, as amended, for the fiscal quarters ended March 31, 2004, June 30, 2004 and September 30, 2004.

      (iii) Current Report on Form 8-K filed October 1, 2004, reporting the signing of an agreement to acquire Universal Food and Beverage Company, a Delaware corporation.

      (iv) Current Report on Form 8-K filed July 29, 2004, reporting the disposition of the Bates-Hunter Mine Option.

      (v) Current Report on Form 8-K filed March 5, 2004, reporting the acquisition of the Bates-Hunter Mine Option.

      (vi) Current Report on Form 8-K filed January 27, 2004, reporting the results of the annual meeting including change of name and reverse split on a one-for-three basis.

      Our Registration Statement on Form 10, file date October 28, 1999, as amended November 30, 1999 (File No. 000-27853), which contains descriptions of our common stock in Item 8 commencing on page 17 (amendment copy), is also incorporated in this Information Statement by reference and made a part hereof. The financial statements, and management's discussion and analysis sections of the Form 10-KSB/A noted above are incorporated by reference and may be found at pages F-1 to F-10 (after page 30) and Item 6 (page 12), respectively.

      All documents filed by us with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement and prior to the Effective Date shall be deemed to be incorporated by reference in this Information Statement and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Information Statement and filed with the Commission prior to the date of this Information Statement shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein, or in any other subsequently filed document which is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

      We will provide without charge to each person to whom this Information Statement is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Written or telephone requests should be directed to the company at 2950 E. Flamingo Road, Suite B, Las Vegas, Nevada 89121, Attention: Investor Relations (telephone number: (800) 537-4099).

CARDINAL MINERALS, INC.

Las Vegas, Nevada
January 13, 2005

                                                                       Exhibit A
                                                                       ---------

                            CERTIFICATE OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

                             CARDINAL MINERALS, INC.

                         ------------------------------

                        Pursuant to Section 78.390 of the
                        General Corporation Law of Nevada

                          -----------------------------


      The undersigned President of Cardinal Minerals, Inc. ("Corporation") DOES HEREBY CERTIFY:

      FIRST: The name of the Corporation is Cardinal Minerals, Inc.

      SECOND: The stockholders of the Corporation approved a change in the name:

      Article 1.

      The exact name of the Corporation is UNIVERSAL FOOD AND BEVERAGE COMPANY.

      THIRD: The issued and outstanding common stock of the Corporation is reverse split at the rate of one share for every ten shares of issued and outstanding common stock, and there is no effect on the number of authorized shares of common stock under Article 6, which authorizes up to 100,000,000 shares of common stock.

      FOURTH: The foregoing Amendment of the Articles of Incorporation was duly approved by the Corporation's Board of Directors and thereafter was duly adopted by the consent of the holders of a majority of the outstanding voting stock of the Corporation representing 12,253,406 shares of common stock and 50.16 percent of the issued and outstanding common stock.

      IN WITNESS WHEREOF, I have executed this Certificate of Amendment this _____ day of February 2005.

                                          --------------------------------------
                                          Roland Vetter,
                                          President


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